EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of ReGen Biologics, Inc. of our report dated March 21, 2005 with respect to the consolidated financial statements of ReGen Biologics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

Registration Statements on Form S-8:

Registration Number	Date Filed	Description
333-110610	November 19, 2003	1991 Stock Option Plan, 1999 Stock Option Plan, 1993 Directors' Stock Option Plan, Chief Executive Officer Stock Option Plan and Agreement, & Executive Vice President Stock Option Plan and Agreement
333-110608	November 19, 2003	Non-Employee Director Stock Option Plan
333-110607	November 19, 2003	Employee Stock Option Plan
333-110606	November 19, 2003	Non-Employee Director Supplemental Stock Option Plan
333-44088	August 18, 2000	Non-Employee Director Supplemental Stock Option Plan
333-88745	October 8, 1999	Employee Stock Option Plan
333-88747	October 8, 1999	Non-Employee Director Supplemental Stock Option Plan
333-36423	September 26, 1997	Employee Stock Option Plan
333-36425	September 26, 1997	Non-Qualified Stock Option Agreement with William A. Knaus, M.D.
333-23731	March 21, 1997	Employee Stock Option Plan & Non-Employee Director Stock Option Plan
333-23749	March 21, 1997	Employee Stock Purchase Plan

/s/ Ernst & Young LLP

Baltimore, Maryland
March 28, 2005